Earnings Call April 28, 2022 Supplemental information 2022 First Quarter

Encompass Health 2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the timing and effects, such as the tax-free treatment and the incremental costs, of the spin off and rebranding of the home health and hospice business and its impact on the business model, outlook and guidance, the COVID-19 pandemic and its effects, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated April 27, 2022 (the “Q1 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2021, the Form 10-Q for the quarter ended March 31, 2022, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q1 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Forward-looking statements

Encompass Health 3 Q1 2022 Key takeaways ...................................................................................................................................................................... 4 Spin off of Enhabit ................................................................................................................................................................................ 5 Q1 2022 Summary ................................................................................................................................................................................. 6 Inpatient rehabilitation segment ...................................................................................................................................................... 7-8 Home health & hospice segment ....................................................................................................................................................... 9-10 Consolidated Adjusted EBITDA .......................................................................................................................................................... 11 Earnings per share ................................................................................................................................................................................ 12-13 Adjusted free cash flow ....................................................................................................................................................................... 14 Guidance and considerations for 2022 ............................................................................................................................................ 15-16 Adjusted free cash flow assumptions ............................................................................................................................................... 17 Uses of free cash flow .......................................................................................................................................................................... 18 2022-2026 Growth targets ................................................................................................................................................................. 19 Appendix Map of locations ..................................................................................................................................................................................... 21 Expansion activity ................................................................................................................................................................................. 22 Clinical collaboration ........................................................................................................................................................................... 23 Pre-payment claims denials - inpatient rehabilitation segment ............................................................................................... 24 Debt maturity profile and schedule ................................................................................................................................................. 25-26 New-store/same-store growth ........................................................................................................................................................... 27-29 Payment sources (percent of revenues) ......................................................................................................................................... 30 Inpatient rehabilitation operational metrics ................................................................................................................................. 31 Home health & hospice operational metrics .................................................................................................................................. 32 Share information ................................................................................................................................................................................. 33 Segment operating results .................................................................................................................................................................. 34-35 Reconciliations to GAAP ...................................................................................................................................................................... 36-42 End notes ................................................................................................................................................................................................ 43-44 Table of contents

Q1 2022 Key takeaways

Revenue growth offset by elevated staffing costs

- Consolidated revenues increased 8.4%
- Strong inpatient rehabilitation discharge growth: 7.6% total; 3.8% same store
- Solid home health admissions growth: 4.9% total; 0.9% same store
- Staffing costs continue to be elevated.
  - ✓ Inpatient rehabilitation Q1 2022 SWB of 55.5% of revenue vs. Q1 2021 SWB of 52.3% of revenue
  - ✓ Home health Q1 2022 CPV of $83 vs. Q1 2021 CPV of $77

Continued capacity additions in both businesses

- Opened three IRF de novos in Q1 2022 (140 beds) and added 29 beds to existing hospitals
- Plan to open an additional six de novo IRFs (additional 270 beds) and add an additional 89 beds to existing hospitals in 2022
- Opened four home health and hospice locations in Q1 2022 (two of the four were acquired)
- Plan to open an additional eight de novo locations in 2022

Balance sheet - see debt schedule and maturity profile on pages 25-26

- Net leverage ratio of 3.1x at quarter end

Strong free cash flow generation - see page 14

- Q1 Adjusted free cash flow increased 54.5% to $165.9 million

Shareholder and other distributions

- Paid quarterly cash dividend of $0.28 per share in January 2022
- Declared a $0.28 per share quarterly cash dividend in February 2022 (paid April 2022)

Reaffirming 2022 consolidated Net Operating Revenue, Adjusted EBITDA and Adjusted EPS guidance - see pages 15-16

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Encompass Health 5 Spin off of Enhabit u Spin off of Enhabit expected on July 1, 2022 Ÿ The spin off is expected to be tax free to EHC shareholders. (A Private Letter Ruling request has been filed with the IRS.) Ÿ Confidential Form 10 filed in April; public filing expected mid to late May Ÿ We intend to provide 2022 guidance for Encompass Health and Enhabit on a separated basis in the first half of June. u Rebranding update Ÿ The rebranding of branches began, as scheduled, in mid-April and is expected to be largely completed by the effective date of the spin off. u Financial considerations update for the spin off Ÿ Anticipating leverage (Debt to Adjusted EBITDA) at the effective date of approximately 3.0-3.25x at Enhabit and 3.25-3.5x at Encompass. Ÿ Establishing Enhabit as a stand-alone entity is expected to result in $26-$28 million of incremental annualized G&A costs, and a $5-$10 million* reduction in annualized G&A expenses for Encompass Health. Certain administrative services will be provided by Encompass Health to Enhabit on an interim basis following the spin off under a transition services agreement. Ÿ Rebranding expenses for Enhabit are expected to be $5-$8 million in operating expenses and $2-$4 million in capital expenditures. These expenses are expected to be incurred in 2022 and have been revised downward from our previous estimate. *Position within this range is dependent, among other things, on the scope and duration of a transition services agreement.

Encompass Health 6 Q1 2022 Summary Q1 ($ in millions) 2022 2021% △ Encompass Health Consolidated Net operating revenues $ 1,333.6 $ 1,230.4 8.4 % Adjusted EBITDA $ 245.0 $ 250.8 (2.3) % Adjusted EPS $ 0.97 $ 1.05 (7.6) % Adjusted free cash flow* $ 165.9 $ 107.4 54.5 % Inpatient Rehabilitation Segment Net operating revenues $ 1,059.3 $ 959.9 10.4 % Adjusted EBITDA $ 226.2 $ 234.9 (3.7) % Home Health and Hospice Segment Net operating revenues $ 274.3 $ 270.5 1.4 % Adjusted EBITDA $ 50.1 $ 50.8 (1.4) % *Refer to page 14 for a discussion of year-to-year change. Reconciliations to GAAP provided on pages 36-42

Encompass Health 7 Inpatient rehabilitation segment - revenue Q1 Q1 Favorable/ ($ in millions) 2022 2021 (Unfavorable) Net operating revenues: Inpatient $ 1,036.2 $ 942.3 10.0% Outpatient and other 23.1 17.6 31.3% Total segment revenue $ 1,059.3 $ 959.9 10.4% (Actual Amounts) Discharges 50,771 47,187 7.6% Same-store discharge growth 3.8% Net patient revenue per discharge $ 20,409 $ 19,969 2.2% Revenue reserves related to bad debt as a percent of revenue 2.2% 1.7% 50 basis points u Net revenue per discharge growth of 2.2% was driven primarily by an increase in reimbursement rates. u Outpatient and other revenue included an increase of $5.8 million in provider tax revenue ($14.4 million in Q1 2022 vs. $8.6 million in Q1 2021). u Revenue reserves related to bad debt increased 50 bps to 2.2%, primarily due to the impact of the payor mix shift to Medicare Advantage and Managed Care (longer collection times and higher patient payment responsibility).

Inpatient rehabilitation segment - Adjusted EBITDA

($ in millions)	Q1 2022	% of Revenue	Q1 2021	% of Revenue
Net operating revenues	$ 1,059.3		$ 959.9	
Operating expenses:				
Salaries and benefits	(587.4)	55.5 %	(501.9)	52.3 %
Other operating expenses[(a)]	(158.3)	14.9 %	(140.0)	14.6 %
Supplies	(49.8)	4.7 %	(45.2)	4.7 %
Occupancy costs	(15.4)	1.5 %	(15.1)	1.6 %
Hospital operating expenses	(223.5)	21.1 %	(200.3)	20.9 %
Other (expense) income[(b)]	(1.1)		1.5	
Equity in nonconsolidated affiliates	0.9		0.8	
Noncontrolling interests	(22.0)		(25.1)	
Segment Adjusted EBITDA	**$ 226.2**		**$ 234.9**	
Percent change	(3.7)%			

	In arriving at Adjusted EBITDA, the following were excluded:			
(a)	Loss on disposal or impairment of assets	$ 0.7		$ —
(b)	Change in fair market value of equity securities	$ 2.5		$ 0.1

- Salary and benefits in Q1 2022 included ~$63 million in agency staffing and sign-on and shift bonuses, compared to ~$21 million in Q1 2021.
- Other operating expenses included an increase of $2.7 million in provider tax expense ($12.3 million in Q1 2022 vs. $9.6 million in Q1 2021).

Encompass Health

Reconciliations to GAAP provided on pages 36-42

8

Encompass Health 9 Home health and hospice segment - revenue Q1 Q1 Favorable/ ($ in millions) 2022 2021 (Unfavorable) Net operating revenues: Home health revenue $ 224.9 $ 219.9 2.3 % Hospice revenue 49.4 50.6 (2.4) % Total segment revenue $ 274.3 $ 270.5 1.4 % Home Health Starts of care: Total admissions 53,309 50,799 4.9 % Same-store total admissions growth 0.9 % Total recertifications 31,787 31,902 (0.4) % Total starts of care 85,096 82,701 2.9 % Episodic admissions 38,971 40,215 (3.1) % Same-store episodic admissions growth (7.4) % Episodic recertifications 25,808 28,083 (8.1) % Total episodic starts of care 64,779 68,298 (5.2) % Revenue per episode $ 3,037 $ 2,923 3.9 % Hospice Admissions: Same store 2,830 3,325 (14.9) % New store 416 5 12.4 % Total admissions 3,246 3,330 (2.5) % u Home health revenue increased 2.3% in Q1 2022, resulting from 4.9% total admissions growth offset by the pricing impact of payor mix shift. u Hospice admissions declined 2.5% in Q1 2022, primarily attributable to capacity constraints.

Encompass Health 10 Q1 % of Revenue Q1 % of Revenue($ in millions) 2022 2021 Net operating revenues $ 274.3 $ 270.5 Cost of services (124.4) 45.4% (118.1) 43.7 % Support and overhead costs (99.2) 36.2% (101.4) 37.5 % Operating expenses(a) (223.6) 81.5% (219.5) 81.1 % Equity in net income of nonconsolidated affiliates — 0.2 Noncontrolling interests (0.6) (0.4) Segment Adjusted EBITDA $ 50.1 $ 50.8 Percent change (1.4) % In arriving at Adjusted EBITDA, the following were excluded: (a) Gain on disposal or impairment of assets $ (0.1) $ (0.1) Home health and hospice segment - Adjusted EBITDA Reconciliations to GAAP provided on pages 36-42 u Cost of services increased in Q1 2022 primarily due to higher labor costs. Ÿ Home health cost per visit increased 7.8%. Ÿ Hospice cost per day increased 6.4%.

Encompass Health 11 Consolidated Adjusted EBITDA ($ in millions) Q1 2022 % of Consolidated Revenue Q1 2021 % of Consolidated Revenue Inpatient rehabilitation segment Adjusted EBITDA $ 226.2 $ 234.9 Home health and hospice segment Adjusted EBITDA 50.1 50.8 General and administrative expenses* (31.3) 2.3% (34.9) 2.8% Consolidated Adjusted EBITDA $ 245.0 $ 250.8 Percentage change (2.3) % Reconciliations to GAAP provided on pages 36-42 Consolidated Adjusted EBITDA for the quarter of $245.0 million u General and administrative expenses decreased as a percent of consolidated revenue due to improved operating leverage and a decline in fair value adjustments on the Company’s nonqualified 401(k) plan (offset within ‘Other Income’ in the IRF segment). * General and administrative expenses in the above table exclude stock compensation of $7.5 million and $2.8 million for Q1 2022 and Q1 2021, respectively, as well as $9.6 million and $0.9 million in costs associated with the strategic alternatives review of our home health and hospice business for Q1 2022 and Q1 2021, respectively.

Encompass Health 12 Earnings per share - as reported Q1 ($ in millions, except per share data) 2022 2021 Adjusted EBITDA $ 245.0 $ 250.8 Depreciation and amortization (66.2) (62.5) Interest expense and amortization of debt discounts and fees (39.6) (42.8) Stock-based compensation (7.5) (2.8) (Loss) gain on disposal or impairment of assets (0.6) 0.1 131.1 142.8 Items not indicative of ongoing operating performance: Loss on early extinguishment of debt(1) (0.3) — Costs associated with the strategic alternatives review (9.6) (0.9) Change in fair market value of equity securities (2.5) (0.1) Pre-tax income 118.7 141.8 Income tax expense (31.2) (34.5) Income from continuing operations* $ 87.5 $ 107.3 Diluted shares (see page 33) 100.2 100.2 Diluted earnings per share* $ 0.87 $ 1.07 u EPS in Q1 2022 was impacted by higher costs associated with the strategic alternatives review and higher stock-based compensation. * Earnings per share are determined using income from continuing operations attributable to Encompass Health. Refer to pages 43-44 for end notes.

Encompass Health 13 Adjusted earnings per share(2) * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 41-42. Refer to pages 43-44 for end notes. Q1 2022 2021 Earnings per share, as reported $ 0.87 $ 1.07 Adjustments, net of tax: Costs associated with the strategic alternatives review 0.07 0.01 Income tax adjustments — (0.03) Change in fair market value of equity securities 0.02 — Adjusted earnings per share* $ 0.97 $ 1.05 u Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance.

Encompass Health 14 107.4 (5.8) 72.7 3.5 (0.7) (11.2) 165.9 Adjusted Free Cash Flow 3 Mos. 2021 Adjusted EBITDA Working capital and other Cash interest payments Cash tax payments, net of refunds Maintenance capital expenditures Adjusted Free Cash Flow 3 Mos. 2022 2022 YTD Adjusted free cash flow(3) Reconciliations to GAAP provided on pages 36-42 Refer to pages 43-44 for end notes. u Adjusted free cash flow growth in the first three months of 2022 was predominantly attributable to improved working capital. Ÿ Accounts receivable in Q1 2021 was elevated due to the phase out of the home health request for anticipated payment (“RAP”) and IRF Medicare payment processing delays. ($ in millions)

Encompass Health 15 2022 Guidance - Reaffirmed The Company's 2022 guidance assumes the continuation of the current structure of the business for 2022. Refer to pages 43-44 for end notes. 2021 Actuals 2022 Guidance* ($ in millions, except per share data) Net Operating Revenue $5,122 $5,380 to $5,500 Adjusted EBITDA (4) $1,028 $1,015 to $1,065 Adjusted earnings per share from continuing operations attributable to Encompass Health (2) $4.23 $3.83 to $4.19 *Not inclusive of any costs incurred in 2022 related to the preparations for the planned spin off of Enhabit Home Health & Hospice including rebranding, professional fees, or personnel additions specifically required for an independent public company.

Encompass Health 16 2022 Guidance considerations Inpatient Rehabilitation u Estimated increase of 1.9% in Medicare pricing prior to resumption of sequestration u Revenue reserves related to bad debt of 1.8% to 2.0% of net operating revenues u Salaries and benefits per FTE (inclusive of agency staffing costs, sign-on and shift bonuses) increase of 4% to 5% u Pre-opening and new-store ramp-up costs of $10 million to $13 million Home Health and Hospice u Estimated increase of 3.4% in Medicare pricing for home health prior to resumption of sequestration u Estimated increase of 2.0% in Medicare pricing for hospice prior to resumption of sequestration u Cost per visit increase of 4% to 5% for home health u Cost per patient day increase of 3% to 4% for hospice u Incremental investment of $2 million to $3 million for de novo locations Consolidated u Medicare pricing increases will be affected by phased in resumption of sequestration: 1% in Q2, 2% in Q3 and Q4. u Staffing constraints and elevated costs are expected to continue in 2022 with improvement skewed toward the second half of the year. u Guidance is not inclusive of any costs incurred in 2022 related to the preparations for the planned spin off of Enhabit including rebranding, professional fees, or personnel additions specifically required for an independent public company. Changes from previous guidance considerations are underlined.

Encompass Health 17 Adjusted free cash flow(3) assumptions Certain cash flow items ($ in millions) 3 Months  2022 Actuals 2021 Actuals 2022 Assumptions Cash interest payments (net of amortization of debt discounts and fees) $37.3 $156.8 $150 to $160 Cash payments for income taxes, net of refunds $— $129.6 $80 to $100 Working capital and other $7.3 $104.0 $80 to $100 Maintenance CAPEX $34.5 $138.8 $200 to $250 Adjusted free cash flow $165.9 $498.8 $405 to $555 uDecrease due to overpayments from 2021 applied to 2022 uModest decrease in working capital expected due to timing of collections uIncreased maintenance CAPEX related to carryover projects from 2021 due to construction supply chain challenges; additional spending for equipment replacement, and renovations to existing hospitals uCash interest payments expected to be flat due to redemption of 5.125% Senior Notes due 2023 offset by higher revolver borrowings and increases in short term rates in 2022 Reconciliations to GAAP provided on pages 36-42 Refer to pages 43-44 for end notes.

Encompass Health 18 Uses of free cash flow ($ in millions) 3 Months 2022 Actuals 2022 Assumptions 2021 Actuals Growth in core business IRF bed expansions $9.1 $40 to $50 $48.6 New IRFs - De novos 71.0 320 to 340 314.9 - Acquisitions — opportunistic 1.1 - Replacement IRFs and other 5.5 10 to 20 48.9 Home health and hospice acquisitions* — 50 to 100 117.5 $85.6 $420 to $510 $531.0 Debt reduction Debt redemptions (borrowings), net $22.6 TBD $2.2 Shareholder and other distributions Cash dividends on common stock 28.5 TBD 112.4 Common stock repurchases — opportunistic — ~$198 million authorization remaining as of March 31, 2022(5) See the debt schedule on page 26. Refer to pages 43-44 for end notes. Quarterly cash dividend currently set at $0.28 per common share *Includes approximately $16 million related to an acquisition effective on January 1, 2022 that was paid in 2021.

Encompass Health 19 2022-2026 Growth targets INPATIENT REHABILITATION HOME HEALTH AND HOSPICE 6 to 10 De novos per year 100 to 150 bed additions per year 6% to 8% Discharge CAGR 10% Home Health admissions CAGR 10% to 15% Hospice admissions CAGR $50 million to $100 million Acquisitions per year Strong and sustainable business fundamentals Ÿ Strong demographic tailwinds Ÿ Multi-faceted growth strategies Ÿ Highly fragmented post-acute sectors present acquisition and joint venture opportunities. Ÿ Consistent delivery of high-quality, cost-effective, facility-based and home-based care Ÿ Economies related to scale and market density Ÿ Substantial cash flow generation

Appendix

Encompass Health | a leading provider of inpatient rehabilitation and home-based care



Modern Healthcare Best Places to Work 2021

one of the
2022 FORTUNE®
"World's Most Admired Companies"

Portfolio as of 03/31/22

- Inpatient rehabilitation hospitals ("IRFs")
- Home health locations
- Hospice locations
- 23 Future IRFs**

42 States and Puerto Rico
~43,500 employees

Inpatient rehabilitation - 03/31/22	
147	IRFs (54 are joint ventures)
35	States and Puerto Rico
~32,900	Employees
24 %	of licensed beds†
31 %	of Medicare patients served†
Key statistics - trailing 4 quarters	
~201,200	Inpatient discharges
~$4.1	Billion in revenue

96 of EHC's IRFs have an EHC home health location within the service area.*

Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Home health and hospice - 03/31/22	
252	Home health locations
99	Hospice locations
34	States
~10,600	Employees
Key statistics - trailing 4 quarters	
~203,100	Home health total admissions
~13,000	Hospice admissions
~$1.1	Billion in revenue

* Excluding markets that have home health licensure barriers ** Future IRFs - Previously announced under development as of April 27, 2022
† Based on 2019 and 2020 data

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Expansion activity

Inpatient Rehabilitation Facilities Opened or Under Development

		Expected operations date	Joint venture	# of New Beds 2022	2023	2024
De novo IRFs:						
	Shiloh, IL	Q1 2022	✓	40	–	–
	St. Augustine, FL	Q1 2022		40	–	–
	Libertyville, IL	Q1 2022		60	–	–
1	Lakeland, FL	Q2 2022		50	–	–
2	Cape Coral, FL	Q2 2022	✓	40	–	–
3	Jacksonville, FL	Q2 2022		50	–	–
4	Moline, IL	Q3 2022	✓	40	–	–
5	Naples, FL	Q3 2022		50	–	–
6	Grand Forks, ND	Q3 2022	✓	40	–	–
7	Eau Claire, WI	2023	✓	–	36	–
8	Owasso, OK	2023	✓	–	40	–
9	Clermont, FL	2023		–	50	–
10	Knoxville, TN	2023	✓	–	73	–
11	Bowie, MD	2023		–	60	–
12	Prosper, TX	2023		–	40	–
13	Columbus, GA	2023	✓	–	40	–
14	Strongville, OH	2023		–	40	–
15	Fitchburg, WI	2023		–	40	–
16	Louisville, KY	2023	✓	–	40	–
17	Kissimmee, FL	TBD		–	–	50
18	Fort Mill, SC	TBD		–	–	39
19	Amarillo, TX	TBD		–	–	40
20	Atlanta, GA	TBD	✓	–	–	40
21	Lake Worth, FL	TBD		–	–	50
22	Fort Myers, FL	TBD	✓	–	–	60
23	Palm Beach Gardens, FL	TBD		–	–	50
Bed expansions, net*				~100	~100	~100
				~510	~560	~430

23 IRF development projects announced and underway

Q1 2022 Expansion activity highlights

- Opened 3 inpatient rehabilitation hospitals
  - 40-bed IRF in Shiloh, IL
  - 40-bed IRF in St. Augustine, FL
  - 60-bed IRF in Libertyville, IL
- Added 29 beds to existing hospitals
- Announced plans to build a 60-bed inpatient rehabilitation hospital in Fort Myers, FL

Home Health and Hospice Locations

	# of Locations
December 31, 2021	347
Acquisitions	2
Opening of new locations	2
Merging of locations	–
March 31, 2022	351

*Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. For 2022 through 2024, the currently expected range for bed expansions is 100 to 150.

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Encompass Health 23 * Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate. The Company continues to improve the patient experience and outcomes through integrated care delivery. Inpatient rehabilitation–home health clinical collaboration (all payors) overlap markets* EHC Home Health Non-EHC Home Health Encompass Health IRF discharges to: Overlap Markets* Clinical Collaboration Rate 17.260 uClinical collaboration objectives: Ÿ Improve patient experience and outcomes Ÿ Reduce total cost of care across a post-acute episode 72 76 81 89 89 95 96 25.4% 29.5% 34.0% 35.6% 33.2% 31.9% 31.6% 2016 2017 2018 2019 2020 2021 YTD 2022 40,637 42,950 41,858 44,479 13,800 17,947 21,547 24,560 25,444 57,761 27,017 uThe clinical collaboration rate has decreased primarily due to Medicare Advantage increasing as a percent of the total patient mix and home health staffing constraints in certain overlap markets. 51,287 6,764 14,663

Pre-payment claims denials - inpatient rehabilitation segment

- Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

- Background
  - For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
  - Since 2018, CMS has replaced the "widespread probes" with the Targeted Probe and Educate ("TPE") initiative.*
  - Encompass Health appeals most denials.
    - MACs identify medical documentation issues as a leading basis for denials.
    - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q1 2022	$1.1	$(5.6)	$0.3	$–
Q4 2021	1.4	(8.1)	0.4	—
Q3 2021	(0.5)	(9.7)	—	—
Q2 2021	0.1	(6.3)	—	—
Q1 2021	(0.2)	(5.2)	—	—
Q4 2020	(0.4)	(7.2)	—	4.5
Q3 2020	(0.6)	(6.3)	—	—
Q2 2020	(1.5)	(3.5)	—	—
Q1 2020	4.2	(5.0)	1.3	—
Q4 2019	3.8	(4.6)	1.1	—
Q3 2019	11.3	(6.1)	3.4	—
Q2 2019	3.5	(1.7)	1.1	—

Impact to Balance Sheet

	March 31, 2022	Dec. 31, 2021	Dec. 31, 2020
		(In Millions)	
Pre-payment claims denials	$ 55.7	$ 69.0	$ 122.8
Recorded reserves	(18.7)	(25.7)	(41.3)
from pre-payment claims denials	**$ 37.0**	**$ 43.3**	**$ 81.5**

* For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html

Encompass Health 24

Encompass Health 25 * This chart does not include ~$381 of finance lease obligations or ~$49 of other notes payable. See the debt schedule on page 26 Debt maturity profile - face value 2022 2023 2024 2024 2025 2026 2027 2028 2029 2030 2031 $350 Senior Notes 5.75% ($ in millions) Revolver capacity $235 Term Loans $800 Senior Notes 4.75% $800 Senior Notes 4.5% Revolver As of March 31, 2022*) $658 Available $305 Drawn + $37 reserved for LCs Callable Callable beginning February 2025Callable beginning February 2023 $400 Senior Notes 4.625% Callable beginning April 2026 During Q1 2022, the Company redeemed its outstanding Senior Notes due 2023 for $100M using its revolver.

Encompass Health 26 Debt schedule Change in March 31, December 31, Debt vs. ($ in millions) 2022 2021 YE 2021 Advances under $1 billion revolving credit facility, November 2024 - LIBOR +150bps $ 305.0 $ 200.0 $ 105.0 Term loan facility, November 2024 - LIBOR +150bps 235.3 238.5 (3.2) Bonds Payable: 5.125% Senior Notes due 2023(1)(6) — 99.6 (99.6) 5.75% Senior Notes due 2025 347.2 347.0 0.2 4.50% Senior Notes due 2028 779.5 786.8 (7.3) 4.75% Senior Notes due 2030 777.2 784.7 (7.5) 4.625% Senior Notes due 2031 389.9 393.7 (3.8) Other notes payable 49.0 49.6 (0.6) Finance lease obligations 381.0 386.8 (5.8) Long-term debt $ 3,264.1 $ 3,286.7 $ (22.6) Debt to Adjusted EBITDA 3.2 x 3.2 x Leverage net of cash on balance sheet 3.1 x 3.1 x Reconciliations to GAAP provided on pages 36-42 Refer to pages 43-44 for end notes.

Encompass Health 27 -10.0 0.0 10.0 20.0 * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Refer to pages 43-44 for end notes. New-store/same-store growth Inpatient Rehabilitation Yuma, AZ (51 beds)(7) Boise, ID (40 beds) Katy, TX (40 beds) North Tampa, FL (50 beds) Cumming, GA (50 beds) Shreveport, LA (40 beds) Waco, TX (40 beds) Greenville, SC (40 beds) Pensacola, FL (40 beds) Henry County, GA (50 beds)Lubbock, TX (40 beds) Discharges Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 New store 1.5% 2.4% 2.0% 2.3% 2.1% 1.3% 0.9% 1.0% 1.8% 2.0% 3.6% 3.8% Same store* 2.2% 3.1% 3.2% 2.4% (12.8)% (2.8)% (3.8)% (2.2)% 16.9% 6.7% 6.0% 3.8% Total by quarter 3.7% 5.5% 5.2% 4.7% (10.7)% (1.5)% (2.9)% (1.2)% 18.7% 8.7% 9.6% 7.6% Total by year 3.9% (2.6)% 8.7% Same-store year* 1.8% (4.4)% 6.2% Same-store year UDS(8) 1.3% (3.2)% 2.3% Murrieta, CA (50 beds) Sioux Falls, SD (40 beds) Coralville, IA (40 beds) Beginning in mid-March 2020, volume growth was impacted by COVID-19. Toledo, OH (40 beds) San Angelo, TX (40 beds) Shiloh, IL (40 beds) St. Augustine, FL (40 beds) Libertyville, IL (60 beds)

Encompass Health 28 -20.0 -10.0 0.0 10.0 20.0 30.0 New-store/same-store growth Home Health Total admissions Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 New store 2.5% 13.7% 12.6% 13.1% 10.0% 1.1% 1.3% 0.1% 0.9% 1.8% 2.3% 4.0% Same store* 9.3% 10.2% 6.5% 1.2% (14.1)% (6.8)% (5.3)% (3.8)% 13.8% (2.7)% 2.4% 0.9% Total by quarter 11.9% 23.9% 19.0% 14.3% (4.0)% (5.7)% (4.0)% (3.7)% 14.7% (0.9)% 4.7% 4.9% Total by year 16.9% (0.1)% 3.3% Same-store year* 8.1% (5.9)% 1.9% u In 2019, the Company acquired or opened 27 home health locations. u In 2020, the Company acquired or opened two home health locations and consolidated one former equity method location(9). u In 2021, the Company acquired 11 home health locations, merged one location and consolidated one former equity method location(10). u In 2022, the Company acquired one home health location. Acquired Frontier Home Health & Hospice (9 home health locations in 5 states) in June 2021 Acquired Alacare Home Health & Hospice (23 home health locations in Alabama) in July 2019 * Includes consolidated home health agencies classified as same-store during each period Refer to pages 43-44 for end notes. Beginning in mid-March 2020, volume growth was impacted by COVID-19.

Encompass Health 29 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 -20.0 -10.0 0.0 10.0 20.0 30.0 40.0 50.0 60.0 70.0 * Includes consolidated hospice agencies classified as same-store during each period New-store/same-store growth Hospice Admissions Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 New store 15.7% 34.6% 31.1% 30.9% 30.6% 0.5% 0.7% 0.1% 5.3% 11.3% 10.8% 12.4% Same store* 13.6% 5.8% 10.1% (5.3)% 6.7% 15.8% 16.1% 11.4% (1.9)% (14.0)% (14.5)% (14.9)% Total by quarter 29.3% 40.4% 41.2% 25.6% 37.3% 16.3% 16.8% 11.5% 3.4% (2.7)% (3.7)% (2.5)% Total by year 39.8% 23.2% 1.8% Same-store year* 12.2% 8.1% (5.3)% u In 2019, the Company acquired or opened 25 hospice locations. u In 2020, the Company opened one hospice location. u In 2021, the Company acquired or opened 14 hospice locations. u In 2022, the Company acquired or opened three hospice locations. Acquired Frontier Home Health & Hospice (11 hospice locations in 5 states) in June 2021 Acquired Alacare Home Health & Hospice (23 hospice locations in Alabama) in July 2019

Encompass Health 30 Payment sources (percent of revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q1 Q1 Q1 Full Year 2022 2021 2022 2021 2022 2021 2021 Medicare 65.1% 63.9% 79.2% 82.7% 67.9% 68.1% 68.2 % Medicare Advantage 14.7% 16.5% 12.6% 10.4% 14.3% 15.1% 14.2 % Managed care 12.4% 11.7% 6.9% 5.3% 11.3% 10.3% 10.7 % Medicaid 3.9% 4.1% 1.3% 1.4% 3.4% 3.5% 3.5 % Other third-party payors 1.0% 1.3% — % — % 0.8% 1.0% 0.9 % Workers’ compensation 0.6% 0.6% — % — % 0.5% 0.5% 0.5 % Patients 0.5% 0.5% — % 0.1% 0.4% 0.4% 0.4 % Other income 1.8% 1.4% — % 0.1% 1.4% 1.1% 1.6 % Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%

Encompass Health 31 Inpatient rehabilitation operational metrics Q1 Q4 Q3 Q2 Q1 Full Year 2022 2021 2021 2021 2021 2021 ($ in millions) Net patient revenue-inpatient $ 1,036.2 $ 1,015.2 $ 983.7 $ 976.9 $ 942.3 $ 3,918.1 Net patient revenue-outpatient and other revenues 23.1 27.4 27.2 24.7 17.6 96.9 Net operating revenues $ 1,059.3 $ 1,042.6 $ 1,010.9 $ 1,001.6 $ 959.9 $ 4,015.0 (actual amounts) Discharges(11) 50,771 50,977 49,983 49,492 47,187 197,639 Net patient revenue per discharge $ 20,409 $ 19,915 $ 19,681 $ 19,739 $ 19,969 $ 19,825 Outpatient visits 35,229 37,952 38,904 44,020 40,194 161,070 Average length of stay 13.0 12.8 12.8 12.7 13.0 12.8 Occupancy % 73.1% 71.5% 70.6% 71.1% 71.4% 70.0% # of licensed beds 10,028 9,924 9,846 9,701 9,560 9,924 Occupied beds 7,330 7,096 6,951 6,897 6,826 6,947 Full-time equivalents (FTEs)(12) 23,313 23,364 23,054 22,535 22,383 22,834 Contract labor 706 516 383 318 221 359 Total FTE and contract labor 24,019 23,880 23,437 22,853 22,604 23,193 EPOB(13) 3.28 3.37 3.37 3.31 3.31 3.34 Refer to pages 43-44 for end notes.

Encompass Health 32 Home health and hospice operational metrics Q1 Q4 Q3 Q2 Q1 Full Year 2022 2021 2021 2021 2021 2021 ($ in millions) Net home health revenue $ 224.9 $ 224.0 $ 221.1 $ 232.3 $ 219.9 $ 897.3 Net hospice revenue 49.4 52.1 52.8 53.8 50.6 209.3 Net operating revenues $ 274.3 $ 276.1 $ 273.9 $ 286.1 $ 270.5 $ 1,106.6 Home Health: (actual amounts) Total admissions(14) 53,309 50,817 48,412 50,598 50,799 200,626 Episodic admissions(14) 38,971 37,908 37,577 39,657 40,215 155,357 Total recertifications 31,787 32,621 32,942 33,794 31,902 131,259 Episodic recertifications 25,808 27,273 27,742 28,296 28,083 111,394 Episodes 63,111 64,242 66,065 67,839 66,435 264,581 Average revenue per episode $ 3,037 $ 3,010 $ 2,916 $ 2,968 $ 2,923 $ 2,954 Episodic visits per episode 15.2 15.1 15.0 15.6 15.8 15.4 Total visits 1,228,084 1,219,906 1,213,370 1,297,350 1,239,073 4,969,699 Cost per visit $ 83 $ 83 $ 82 $ 76 $ 77 $ 79 Hospice: Admissions(15) 3,246 3,223 3,262 3,298 3,330 13,113 Patient days 319,834 334,011 352,691 351,878 334,400 1,372,980 Average daily census 3,554 3,631 3,834 3,867 3,716 3,762 Revenue per day $ 154 $ 156 $ 150 $ 153 $ 151 $ 152 Refer to pages 43-44 for end notes.

Encompass Health 33 Share information Weighted Average for the Period Q1 Full Year (in millions) 2022 2021 2021 2020 2019 Basic shares outstanding 99.2 99.0 99.0 98.6 98.0 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.0 1.2 1.2 1.2 1.4 Diluted shares outstanding 100.2 100.2 100.2 99.8 99.4 End of Period Q1 Full Year (in millions) 2022 2021 2021 2020 2019 Basic shares outstanding 99.8 99.6 99.5 99.4 98.6

Segment operating results

($ in millions)	Q1 2022 IRF	Q1 2022 Home Health and Hospice	Q1 2022 Reclasses	Q1 2022 Consolidated	Q1 2021 IRF	Q1 2021 Home Health and Hospice	Q1 2021 Reclasses	Q1 2021 Consolidated
Net operating revenues	$ 1,059.3	$ 274.3	$ —	$ 1,333.6	$ 959.9	$ 270.5	$ —	$ 1,230.4
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(587.4)	—	(188.6)	(776.0)	(501.9)	—	(185.3)	(687.2)
Other operating expenses[(a)]	(158.3)	—	(23.2)	(181.5)	(140.0)	—	(22.4)	(162.4)
Supplies	(49.8)	—	(6.3)	(56.1)	(45.2)	—	(6.7)	(51.9)
Occupancy costs	(15.4)	—	(5.5)	(20.9)	(15.1)	—	(5.1)	(20.2)
Home Health and Hospice:								
Cost of services (excluding depreciation and amortization)	—	(124.4)	124.4	—	—	(118.1)	118.1	—
Support and overhead costs	—	(99.2)	99.2	—	—	(101.4)	101.4	—
	(810.9)	(223.6)	—	(1,034.5)	(702.2)	(219.5)	—	(921.7)
Other (expense) income[(b)]	(1.1)	—	—	(1.1)	1.5	—	—	1.5
Equity in net income of nonconsolidated affiliates	0.9	—	—	0.9	0.8	0.2	—	1.0
Noncontrolling interests	(22.0)	(0.6)	—	(22.6)	(25.1)	(0.4)	—	(25.5)
Segment Adjusted EBITDA	**$ 226.2**	**$ 50.1**	**$ —**	**276.3**	**$ 234.9**	**$ 50.8**	**$ —**	**285.7**
General and administrative expenses[(c)(d)]				(31.3)				(34.9)
Adjusted EBITDA				**$ 245.0**				**$ 250.8**

In arriving at Adjusted EBITDA, the following were excluded:	Q1 2022 IRF	Q1 2022 Home Health and Hospice	Q1 2022 Reclasses	Q1 2022 Consolidated	Q1 2021 IRF	Q1 2021 Home Health and Hospice	Q1 2021 Reclasses	Q1 2021 Consolidated
(a) Loss (gain) on disposal or impairment of assets	$ 0.7	$ (0.1)	$ —	$ 0.6	$ —	$ (0.1)	$ —	$ (0.1)
(b) Change in fair market value of equity securities	$ 2.5	$ —	$ —	$ 2.5	$ 0.1	$ —	$ —	$ 0.1
(c) Stock-based compensation	$ —	$ —	$ —	$ 7.5	$ —	$ —	$ —	$ 2.8
(d) Costs associated with the strategic alternatives review	$ —	$ —	$ —	$ 9.6	$ —	$ —	$ —	$ 0.9

Encompass Health

Reconciliations to GAAP provided on pages 36-42

34

Encompass Health 35 Segment operating results Year Ended December 31, 2021 ($ in millions) IRF Home Health and Hospice Reclasses Consolidated Net operating revenues $ 4,015.0 $ 1,106.6 $ — $ 5,121.6 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (2,127.3) — (759.2) (2,886.5) Other operating expenses(a) (594.8) — (90.0) (684.8) Supplies (184.2) — (25.1) (209.3) Occupancy costs (59.0) — (21.2) (80.2) Home Health and Hospice: Cost of services (excluding depreciation and amortization) — (489.3) 489.3 — Support and overhead costs — (406.2) 406.2 — (2,965.3) (895.5) — (3,860.8) Other income(b)(c) 6.9 1.6 — 8.5 Equity in net income of nonconsolidated affiliates 3.4 0.6 — 4.0 Noncontrolling interests (103.2) (1.8) — (105.0) Segment Adjusted EBITDA $ 956.8 $ 211.5 $ — 1,168.3 General and administrative expenses(d)(e)(f) (140.3) Adjusted EBITDA $ 1,028.0 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss (gain) on disposal or impairment of assets $ 1.2 $ (0.8) $ — $ 0.4 (b) Change in fair market value of equity securities $ (0.6) $ — $ — $ (0.6) (c) Gain on consolidation of former equity method location(10) $ — $ (3.2) $ — $ (3.2) (d) Stock-based compensation $ — $ — $ — $ 32.8 (e) Costs associated with the strategic alternatives review $ — $ — $ — $ 22.9 (f) Costs associated with the Frontier acquisition $ — $ — $ — $ 1.3 Reconciliations to GAAP provided on pages 36-42 Refer to pages 43-44 for end notes.

Encompass Health 36 Reconciliation of net income to Adjusted EBITDA(4) 2022 Q1 ($ in millions, except per share data) Total Per Share Net Income $ 110.1 Net income attributable to noncontrolling interests (22.6) Income from continuing operations attributable to Encompass Health* 87.5 $ 0.87 Provision for income tax expense 31.2 Interest expense and amortization of debt discounts and fees 39.6 Depreciation and amortization 66.2 Loss on early extinguishment of debt(1) 0.3 Loss on disposal or impairment of assets 0.6 Stock-based compensation 7.5 Costs associated with the strategic alternatives review 9.6 Change in fair market value of equity securities 2.5 Adjusted EBITDA $ 245.0 Weighted average common shares outstanding: Basic 99.2 Diluted 100.2 * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Refer to pages 43-44 for end notes.

Reconciliation of net income to Adjusted EBITDA[4]

	2021									
	Q1		Q2		Q3		Q4		Full Year	
($ in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 132.8		$ 142.0		$ 126.7		$ 115.7		$ 517.2	
Loss from disc ops, net of tax, attributable to Encompass Health	—		0.3		0.1		—		0.4	
Net income attributable to noncontrolling interests	(25.5)		(28.7)		(26.7)		(24.1)		(105.0)	
Income from continuing operations attributable to Encompass Health*	107.3	$ 1.07	113.6	$ 1.13	100.1	$ 1.00	91.6	$ 0.91	412.6	$ 4.11
Provision for income tax expense	34.5		39.5		34.1		31.5		139.6	
Interest expense and amortization of debt discounts and fees	42.8		41.8		39.9		40.1		164.6	
Depreciation and amortization	62.5		63.4		64.9		65.8		256.6	
Loss on early extinguishment of debt[6]	—		1.0		—		—		1.0	
(Gain) loss on disposal or impairment of assets	(0.1)		2.9		(5.2)		2.8		0.4	
Stock-based compensation	2.8		12.0		6.9		11.1		32.8	
Costs associated with the strategic alternatives review	0.9		4.1		4.6		13.3		22.9	
Costs associated with the Frontier acquisition	—		1.3		—		—		1.3	
Gain on consolidation of former equity method location[10]	—		—		—		(3.2)		(3.2)	
Change in fair market value of equity securities	0.1		(0.7)		0.3		(0.3)		(0.6)	
Adjusted EBITDA	$ 250.8		$ 278.9		$ 245.6		$ 252.7		$1,028.0	
Weighted average common shares outstanding:										
Basic		99.0		99.0		99.0		99.0		99.0
Diluted		100.2		100.2		100.2		100.2		100.2

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.

Refer to pages 43-44 for end notes.

37

Encompass Health 38 Net cash provided by operating activities reconciled to Adjusted EBITDA(4) Q1 Full Year ($ in millions) 2022 2021 2021 Net cash provided by operating activities $ 218.9 $ 158.5 $ 715.8 Interest expense and amortization of debt discounts and fees 39.6 42.8 164.6 Equity in net income of nonconsolidated affiliates 0.9 1.0 4.0 Net income attributable to noncontrolling interests in continuing operations (22.6) (25.5) (105.0) Amortization of debt-related items (2.3) (2.0) (7.8) Distributions from nonconsolidated affiliates (1.0) (1.0) (2.9) Current portion of income tax expense 29.2 25.8 111.8 Change in assets and liabilities (25.3) 50.3 118.0 Cash used in operating activities of discontinued operations 0.1 — 0.5 Costs associated with the strategic alternatives review 9.6 0.9 22.9 Costs associated with the Frontier acquisition — — 1.3 Change in fair market value of equity securities 2.5 0.1 (0.6) Other (4.6) (0.1) 5.4 Adjusted EBITDA $ 245.0 $ 250.8 $ 1,028.0 Refer to pages 43-44 for end notes.

Encompass Health 39 Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Three Months Ended Year Ended March 31, December 31, 2022 2021 2021 ($ in millions) Total segment Adjusted EBITDA $ 276.3 $ 285.7 $ 1,168.3 General and administrative expenses (48.4) (38.6) (197.3) Depreciation and amortization (66.2) (62.5) (256.6) (Loss) gain on disposal or impairment of assets (0.6) 0.1 (0.4) Loss on early extinguishment of debt(1)(6) (0.3) — (1.0) Interest expense and amortization of debt discounts and fees (39.6) (42.8) (164.6) Net income attributable to noncontrolling interests 22.6 25.5 105.0 Change in fair market value of equity securities (2.5) (0.1) 0.6 Gain on consolidation of former equity method location(10) — — 3.2 Income from continuing operations before income tax expense $ 141.3 $ 167.3 $ 657.2 Refer to pages 43-44 for end notes.

Encompass Health 40 Reconciliation of net cash provided by operating activities to adjusted free cash flow(3) Q1 Full Year ($ in millions) 2022 2021 2021 Net cash provided by operating activities $ 218.9 $ 158.5 $ 715.8 Impact of discontinued operations 0.1 — 0.5 Net cash provided by operating activities of continuing operations 219.0 158.5 716.3 Capital expenditures for maintenance (34.5) (23.3) (138.8) Distributions paid to noncontrolling interests of consolidated affiliates (21.3) (27.8) (102.9) Items not indicative of ongoing operating performance: Transaction costs and related assumed liabilities 2.7 — 24.2 Adjusted free cash flow $ 165.9 $ 107.4 $ 498.8 Cash dividends on common stock $ 28.5 $ 29.1 $ 112.4 Refer to pages 43-44 for end notes.

Encompass Health 41 Adjusted EPS(2) - Q1 2022 For the Three Months Ended March 31, 2022 Adjustments As Reported Loss on Early Exting. of Debt Income Tax Adjustments Costs Associated with the Strategic Alternatives Review Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 245.0 $ — $ — $ — $ — $ 245.0 Depreciation and amortization (66.2) — — — — (66.2) Interest expense and amortization of debt discounts and fees (39.6) — — — — (39.6) Stock-based compensation (7.5) — — — — (7.5) Loss on disposal or impairment of assets (0.6) — — — — (0.6) Loss on early extinguishment of debt(1) (0.3) 0.3 — — — — Costs associated with the strategic alternatives review (9.6) — — 9.6 — — Change in fair market value of equity securities (2.5) — — — 2.5 — Income from continuing operations before income tax expense 118.7 0.3 — 9.6 2.5 131.1 Provision for income tax expense (31.2) (0.1) 0.2 (2.5) (0.6) (34.2) Income from continuing operations attributable to Encompass Health $ 87.5 $ 0.2 $ 0.2 $ 7.1 $ 1.9 $ 96.9 Diluted earnings per share from continuing operations* $ 0.87 $ — $ — $ 0.07 $ 0.02 $ 0.97 Diluted shares used in calculation 100.2 * Adjusted EPS may not sum across due to rounding. Refer to pages 43-44 for end notes.

Encompass Health 42 For the Three Months Ended March 31, 2021 Adjustments As Reported Income Tax Adjustments Costs Associated with the Strategic Alternatives Review Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 250.8 $ — $ — $ — $ 250.8 Depreciation and amortization (62.5) — — — (62.5) Interest expense and amortization of debt discounts and fees (42.8) — — — (42.8) Stock-based compensation (2.8) — — — (2.8) Gain on disposal or impairment of assets 0.1 — — — 0.1 Costs associated with the strategic alternatives review (0.9) — 0.9 — — Change in fair market value of equity securities (0.1) — — 0.1 — Income from continuing operations before income tax expense 141.8 — 0.9 0.1 142.8 Provision for income tax expense (34.5) (3.3) (0.2) — (38.0) Income from continuing operations attributable to Encompass Health $ 107.3 $ (3.3) $ 0.7 $ 0.1 $ 104.8 Diluted earnings per share from continuing operations* $ 1.07 $ (0.03) $ 0.01 $ — $ 1.05 Diluted shares used in calculation 100.2 Adjusted EPS(2) - Q1 2021 * Adjusted EPS may not sum across due to rounding. Refer to pages 43-44 for end notes.

Encompass Health 43 End notes (1) In the first quarter of 2022, the Company redeemed the remaining $100 million of its 5.125% Senior Notes due 2023. The redemption was completed at 100% of par using drawings under the Company’s revolving credit facility. As a result of the redemption, the Company recorded a $0.3 million loss on early extinguishment of debt in the first quarter of 2022. (2) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (3) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non- indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (4) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (5) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of March 31, 2022, the remaining repurchase authorization was approximately $198 million. (6) In the second quarter of 2021, the Company redeemed a total of $200 million of 5.125% Senior Notes due 2023 ($100 million in April and $100 million in June). The redemptions were completed at 100% of par using cash on hand and drawings under the Company’s revolving credit facility. As a result of the redemptions, the Company recorded a $1.0 million loss on early extinguishment of debt in the second quarter of 2021. (7) As a result of negotiations with our partner to amend the joint venture agreement related to Yuma Rehabilitation Hospital, the accounting for this hospital changed from the equity method of accounting to a consolidated entity effective July 1, 2019. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this hospital and the remeasurement of our previously held equity interest at fair value, we recorded a $19.2 million gain as part of other income in the third quarter of 2019. (8) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites. (9) As a result of an amendment to the joint venture agreement related to our home health location in Treasure Coast, Florida, the accounting for this agency changed from the equity method of accounting to a consolidated entity effective January 1, 2020. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this agency and the remeasurement of our previously held equity interest at fair value, we recorded a $2.2 million gain as part of other income in the first quarter of 2020. * Reconciliations to GAAP provided on pages 36-42.

Encompass Health 44 End notes, continued (10) As a result of an amendment to the joint venture agreement related to our home health location in Boynton Beach, Florida, the accounting for this agency changed from the equity method of accounting to a consolidated entity effective December 1, 2021. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this agency and the remeasurement of our previously held equity interest at fair value, we recorded a $3.2 million gain as part of other income in the fourth quarter of 2021. (11) Represents discharges from 147 consolidated hospitals in Q1 2022; 145 consolidated hospitals in Q4 2021; 144 consolidated hospitals in Q3 2021; 140 consolidated hospitals in Q2 2021; and 138 consolidated hospitals in Q1 2021. (12) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (13) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (14) Represents home health admissions from 252 consolidated locations in Q1 2022; 251 consolidated locations in Q4 2021; 248 consolidated locations in Q3 2021 and Q2 2021; and 240 consolidated locations in Q1 2021. (15) Represents hospice admissions from 99 locations in Q1 2022; 96 locations in Q4 2021; 95 locations in Q3 2021; 94 locations in Q2 2021; and 82 locations in Q1 2021.